UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25910 Acero, Suite 370 Mission Viejo, California 92691
(Address of principal executive offices)

(949) 305-5290
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On December 30, 2010, CelLynx Group, Inc. (“the Company”), entered into an agreement (the “Assignment Agreement”) with Dollardex Group Corp. (“Dollardex”) and 5BARZ International, Inc. (“5BARZ”), pursuant to which the Company agreed to an assignment from Dollardex to 5BARZ of four agreements between the Company and Dollardex.

By way of background, the Company  had entered into a Line of Credit Agreement (the “Line of Credit Agreement”), and an Amended and Restated Master Global Marketing and Distribution Agreement (the “MGMD Agreement”) with Dollardex on October 5, 2010.  In connection with the Line of Credit Agreement, the Company and Dollardex had also entered into an asset purchase agreement (the “Asset Purchase Agreement”) and a security agreement (the “Security Agreement,” and collectively with the Line of Credit Agreement, the MGMD Agreement, and the Asset Purchase Agreements, the “Assigned Agreements”).

Pursuant to the Assignment Agreement, Dollardex assigned all its right, title, and interest in the Assigned Agreements to 5BARZ in exchange for 14,600,000 shares of common stock of 5BARZ and a promissory note in the amount of $370,000.

The Company’s consent was required pursuant to the MGMD Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC. (Registrant)

Date: January 11, 2011	By:	/s/ Norman W. Collins
Name: Norman W. Collins Title: Chief Executive Officer